UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2015

RXi PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-54910	45-3215903
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 767-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 1, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). The following items of business were considered and voted upon at the Annual Meeting: (i) election of five director nominees to serve until the 2016 annual meeting; and (ii) ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The number of shares of common stock entitled to vote at the Annual Meeting was 31,221,598. The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 23,965,729. All matters submitted to a binding vote of stockholders at the Annual Meeting were approved. The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the matters voted upon at the Annual Meeting, are set forth below:

(i) Election of Directors.

Director Nominee	Votes For	Votes Withheld
Geert Cauwenbergh, Dr. Med. Sc.	6,155,424	362,015
Robert J. Bitterman	6,181,302	336,137
Keith L. Brownlie	6,156,456	360,983
H. Paul Dorman	6,153,834	363,605
Curtis A. Lockshin, Ph.D.	6,157,240	360,199

There were 17,448,290 broker non-votes regarding the election of each director.

(ii) Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The results of the voting were 23,139,365 votes for, 555,566 votes against and 270,798 abstentions. There were no broker non-votes regarding this proposal.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXi PHARMACEUTICALS CORPORATION

Date: June 4, 2015	By:	/s/ Geert Cauwenbergh
Geert Cauwenbergh, Dr. Med. Sc. President, Chief Executive Officer and acting Chief Financial Officer

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